UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 14, 2010

Compuware Corporation
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 000-20900

Michigan	38-2007430
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Campus Martius, Detroit, Michigan	48226-5099
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (313) 227-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2010, the Compensation Committee (“Committee”) of the Board of Directors of Compuware Corporation (the “Company”) approved salary increases and restricted stock unit (“RSU”) awards for the executive officers named in the Company’s 2009 annual meeting proxy statement (the “Named Executive Officers”) as set forth in the following table:

Officer Name and Position	FY10 Salary	FY11 Salary	RSUs
Peter Karmanos, Jr. Chairman of the Board and Chief Executive Officer	1,200,000	1,200,000	139,049
Robert C. Paul, President and Chief Operating Officer	550,000	650,000	75,318
Laura L. Fournier, Chief Financial Officer	450,000	500,000	57,937
Denise A. Starr, Chief Administrative Officer	425,000	450,000	52,143
Paul A. Czarnik, Chief Technical Officer	325,000	375,000	43,453

The salary increases are effective April 1, 2010.  The RSUs were awarded pursuant to the terms and conditions of the form of Restricted Stock Unit Award Agreement as of June 10, 2009 that was attached as Exhibit 10.123 to the Company’s Form 8-K filed June 12, 2009.

On April 14, 2010, the Compensation Committee also approved the award of a discretionary bonus to certain management and key personnel of the Company eligible under the Company’s bonus plans.  The discretionary bonus was based on a number of key strategic operational achievements completed during fiscal year 2010.  The Named Executive Officers will receive the following amounts:

Officer Name and Position	Short-term (a)	Long-term (b)
Peter Karmanos, Jr. Chairman of the Board and Chief Executive Officer	$240,000	$120,000
Robert C. Paul, President and Chief Operating Officer	$110,000	$55,000
Laura L. Fournier, Chief Financial Officer	$90,000	$45,000
Denise A. Starr, Chief Administrative Officer	$42,500	$21,250
Paul A. Czarnik, Chief Technical Officer	$32,000	$16,000

(a)	The short-term portion of the discretionary bonus will be paid out in May or June of 2010.

(b)	The long-term portion of the discretionary bonus will be paid out in the first quarter of fiscal 2012 provided that the Named Executive Officer remains employed with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

April 16, 2010	COMPUWARE CORPORATION

	By:	/s/ Laura L. Fournier

Laura L. Fournier
Executive Vice President
Chief Financial Officer